UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2015

Starz

(Exact name of registrant as specified in its charter)

Delaware	001-35294	20-8988475
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization	File Number)	Identification No.)

8900 Liberty Circle

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 852-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 20, 2015, Starz, LLC, a subsidiary of Starz, entered into a credit agreement (the “Credit Agreement”) with The Bank of Nova Scotia, as Administrative Agent, and the other parties named therein, which replaced Starz, LLC’s existing bank credit facility.

The Credit Agreement provides for a $1 billion revolving credit facility, with a $50 million sub-limit for standby letters of credit. Starz, LLC may elect that the loans bear interest at a rate per annum equal to the Alternative Base Rate (as defined in the Credit Agreement) plus a margin of 0.50% to 1.25% or the LIBO Rate (as defined in the Credit Agreement) plus a margin of 1.50% to 2.25%, depending on Starz, LLC’s Consolidated Leverage Ratio, as defined in the Credit Agreement. Each loan may be prepaid at any time and from time to time without penalty other than customary breakage costs. No mandatory prepayments will be required. Any amounts prepaid on the revolving credit facility may be reborrowed.

The loans are scheduled to mature on April 20, 2020. Payment of the loans may be accelerated following certain customary events of default.

The payment and performance of Starz, LLC’s obligations under the Credit Agreement are guaranteed by each Material Domestic Subsidiary (as defined in the Credit Agreement) of Starz, LLC. In addition, pursuant to Pledge Agreements, the obligations under the Credit Agreement are secured by a pledge of all of Starz, LLC’s equity interests and a pledge of all equity interests of each Material Domestic Subsidiary held directly or indirectly by Starz, LLC. The Credit Agreement provides for release of the pledges if Starz, LLC’s Consolidated Leverage Ratio is less than 1.50 to 1.00 for two consecutive fiscal quarters.

The Credit Agreement contains certain affirmative and negative covenants, including certain restrictions with respect to liens, mergers, sales of assets, transactions with affiliates, indebtedness, dividends and investments and limitations on Starz, LLC’s Consolidated Leverage Ratio and Consolidated Interest Coverage Ratio, each as defined in the Credit Agreement.

The above discussion of the terms of the Credit Agreement is not complete and is qualified by reference to the full text of the Credit Agreement, filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

99.1

Credit Agreement, dated as of April 20, 2015, among Starz, LLC, as Borrower, The Bank of Nova Scotia, as Administrative Agent, and the other parties named therein (incorporated by reference to Exhibit 4.1 to Starz, LLC’s Current Report on Form 8-K (File No. 333-184551), filed with the Securities and Exchange Commission on April 24, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 24, 2015

STARZ

By:	/s/ David Weil
Name: David Weil
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1

Credit Agreement, dated as of April 20, 2015, among Starz, LLC, as Borrower, The Bank of Nova Scotia, as Administrative Agent, and the other parties named therein (incorporated by reference to Exhibit 4.1 to Starz, LLC’s Current Report on Form 8-K (File No. 333-184551), filed with the Securities and Exchange Commission on April 24, 2015).